Exhibit n.9

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Solar Senior Capital Ltd.:

We consent to the use of our report with respect to the consolidated financial statements of First Lien Loan Program LLC included herein in the Form N-2.

New York, New York

March 21, 2018